EXHIBIT 99.01

News Release

Contact:

FormFactor, Inc.

Michael Magaro

Investor Relations

(925) 290-4949

IR@FormFactor.com

FormFactor, Inc. Revises First Quarter Guidance and Announces Cost Reduction Plan

LIVERMORE, Calif. — April 08, 2008 — FormFactor, Inc. (Nasdaq: FORM) today revised its guidance for the first fiscal quarter, ended March 29, 2008.  Based on a preliminary review, the company now expects first quarter revenue to be in the range of $65 million to $66 million, compared to its previous guidance of $70 to $80 million.  The company expects its non-GAAP operating margin will be worse than the 6% to 19% previously forecast and that its GAAP loss per share will be greater than its previous forecast of $0.15 to $0.25 per share. First quarter results will reflect restructuring charges associated with the company’s ongoing cost reduction plan. Bookings for the first fiscal quarter were approximately $66 million.

The lower than expected revenue is due primarily to the deterioration of the DRAM market throughout the first quarter. Depressed memory device prices are causing customers to delay test capacity expansions and technology transitions, and to take additional actions to reduce costs, all of which impact the company’s business. The company believes these conditions that impact revenue will continue to exist at least through the first half of 2008.  The guidance contained in this release is based on preliminary information and is subject to change.

In addition, the company also announced a global cost reduction plan.  As part of the plan the company will reduce its global workforce by about 12%, with the reductions primarily coming from the company’s North America operations.  The company expects to incur $3.5 - $4.5 million in charges related to the plan, which will be recorded in the second quarter of fiscal 2008.

The company plans to release its financial results for its first quarter on April 29, 2008 and will provide more details on its first quarter performance at that time.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in actual results for the first quarter as compared to the guidance contained in this release; changes in the market environment, including DRAM; the demand for certain semiconductor devices;  the company’s ability to execute its cost reduction plan, to develop innovative testing technologies, to timely deliver and qualify new products that meet its customers’ testing requirements and to implement and execute measures for enabling efficiencies and supporting growth. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the year ended December 29, 2007, filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.